Two Harbors Investment Corp. Appoints William Greenberg President and CEO Matthew Koeppen Appointed CIO New York, June 24, 2020 – Two Harbors Investment Corp. (NYSE: TWO) (“Two Harbors” or the “Company”) today announced the appointments of William Greenberg to President and Chief Executive Officer and Matthew Koeppen to Chief Investment Officer. Thomas Siering will no longer serve as President and CEO; he will remain on the Board of Directors as a non-independent director until the next annual meeting of the Company’s stockholders. These leadership changes are effective today. “We are pleased to announce the appointment of Bill Greenberg to President and Chief Executive Officer and Matt Koeppen to Chief Investment Officer,” stated Stephen G. Kasnet, Chairman of Two Harbors’ Board of Directors. Given Bill’s more than twenty-five years of experience in the mortgage industry, including eight years with the Company, we are confident he is the right person to lead Two Harbors going forward. With the appointment of Matthew Koeppen to Chief Investment Officer, we have an outstanding leadership team that positions Two Harbors for continued long-term success. We are excited about our future and are planning to complete the process of becoming a self-managed company in September. We would also like to thank Tom for his service to Two Harbors over the years.” William Greenberg has served as Vice President and Co-Chief Investment Officer of Two Harbors since January 2020, with primary responsibility for the investment and hedging strategy of the Company’s portfolio of conventional MSR and securities. He previously served as Co-Deputy Chief Investment Officer from June 2018. Mr. Greenberg has over 25 years of experience managing portfolios of structured finance assets. Prior to joining Two Harbors in 2012, Mr. Greenberg was a Managing Director at UBS AG, holding a variety of senior positions with responsibilities including managing the mortgage repurchase liability risk related to over $100 billion of RMBS and whole loans issued and/or sold by UBS. Additionally, Mr. Greenberg was co-head of trading within the SNB StabFund, including managing $40 billion of legacy RMBS, ABS, and CMBS securities and loans. Prior to joining UBS, Mr. Greenberg was a Managing Director at Natixis NA, where he co-managed portfolios of RMBS and Agency Mortgage Servicing Rights. Mr. Greenberg holds a B.S. in physics from the Massachusetts Institute of Technology, and M.S. and Ph.D. degrees in theoretical nuclear physics from the University of Washington. Matt Koeppen has served as Vice President and Co-Chief Investment Officer of Two Harbors since January 2020, with primary responsibility for the investment and hedging strategy of the Company’s portfolio of conventional MSR and securities. Mr. Koeppen, who joined Two Harbors in 2010, has over 20 years of experience managing portfolios of structured finance assets. Prior to joining Two Harbors, he held several key positions with Black River Asset Management, which was a division of Cargill, Inc. At Black River Asset Management, he served as a Managing Director of Business Development, where he was responsible for a variety of initiatives to diversify and grow assets under management and as a Managing Director and Portfolio Manager where he managed the firm’s securitized products portfolio. Previously, he was a Vice President in the Financial Markets Group at Cargill, where he traded Agency and non-Agency RMBS and municipal bonds. Mr. Koeppen received a B.A. degree in financial management from the University of St. Thomas.

Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additionally, information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Two Harbors Investment Corp. Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com. Additional Information Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone 612-629-2500. Contact Investors: Margaret Karr, Investor Relations, Two Harbors Investment Corp., 212-364-3663, margaret.karr@twoharborsinvestment.com.